United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 29, 2020

Communications Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)
001-31588		41-0957999
(Commission File Number)		(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN		55343
(Address of Principal Executive Offices)		(Zip Code)

952- 996-1674
Registrant’s Telephone Number, Including Area Code

Securities Registered Pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On October 29, 2020, Communications Systems, Inc. (the “Company”) entered into a First Amendment to the Credit Agreement governing its $5.0 million credit facility with Wells Fargo Bank, National Association. Under Credit Agreement, as amended, the Company has the ability to obtain one or more letters of credit in an aggregate amount up to $2.0 million, subject to the general terms of the Credit Agreement. A copy of the First Amendment is filed as Exhibit 10.1.

Item 2.02	Results of Operations and Financial Condition

On October 30, 2020, the Company issued a press release announcing the results of its third quarter ended September 30, 2020. A copy of that press release is furnished as Exhibit 99.1.

Item 8.01	Other Events

On November 4, 2020, the Company issued a press release announcing that its JDL Technologies, Inc. subsidiary had acquired the operating assets of privately held IVDesk. The transaction was structured as an asset purchase under which the Company paid $950,000 cash at closing with up to an additional $550,000 payment contingent on an earn-out tied to customer retention. The Company provided the seller a $550,000 letter of credit to secure its obligation to pay the earn-out under the asset purchase agreement. The press release is filed as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Name
10.1	First Amendment dated October 29, 2020 to Credit Agreement dated August 28, 2020 between Communications Systems, Inc. and Wells Fargo Bank, National Association
99.1	Third Quarter 2020 Press Release dated October 30, 2020
99.2	Press Release dated November 4, 2020, announcing purchase of IVDesk operating assets

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

		By:	/s/ Mark D. Fandrich
Mark D. Fandrich, Chief Financial Officer

Date:	November 5, 2020

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